UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

VENTURE CATALYST INCORPORATED

(Exact Name of registrant as specified in its charter)

Utah	0-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418 San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 330-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2006, Venture Catalyst Incorporated (“VCAT”), IGT, a wholly-owned subsidiary of International Game Technology, and Mariposa Acquisition Corp., a wholly owned subsidiary of IGT (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into VCAT (the “Merger”), with VCAT continuing as the surviving corporation and a wholly-owned subsidiary of IGT (the “Surviving Corporation”). At the effective time and as a result of the Merger, each share of VCAT common stock issued and outstanding immediately prior to the effective time of the Merger (other than dissenting shares) will be cancelled and extinguished and shall be converted into the right to receive $2.58 in cash, without interest.

IGT is not assuming any of VCAT’s stock option plans or agreements and, as a result and pursuant to the terms of VCAT’s applicable stock options plans or agreements, all unvested options to purchase VCAT common stock will vest in full effective immediately prior to the closing of the Merger. All of the options to purchase VCAT common stock that are vested as of the effective time of the Merger, including those options that vest as a result of the Merger, will be terminated in consideration for a cash payment equal to the product of (1) the excess, if any, of $2.58 over the exercise price per share of such stock option and (2) the number of shares of VCAT common stock issuable upon the exercise of such option.

VCAT has made representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to carry on its business in the usual, regular and ordinary course in the same manner as previously conducted during the interim period between the execution of the Merger Agreement and consummation of the Merger, (2) not to engage in certain kinds of transactions during such period, (3) to cause a shareholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (4) subject to certain exceptions, for the board of directors of VCAT to recommend adoption by its shareholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (5) not to solicit, initiate or encourage proposals relating to alternative takeover proposals and (6) subject to certain exceptions, not to participate in negotiations or discussions concerning, or provide nonpublic information in connection with, alternative takeover proposals.

Consummation of the Merger is subject to the satisfaction or waiver (if applicable) of a number of conditions, including (1) approval of VCAT’s shareholders, (2) subject to certain exceptions, the absence of a material adverse change with respect to VCAT during the interim period between the execution of the Merger Agreement and consummation of the Merger, (3) receipt of certain third party consents and other regulatory approvals, (4) absence of any law or order prohibiting the consummation of the Merger and (5) each of the Asset Purchase Agreement and Consulting Services Agreement (each as described below) remaining in full force and effect. In addition, each party’s obligation to consummate the Merger is subject to the accuracy of the representations and warranties of the other party, subject to a material adverse effect condition, and material compliance of the other party with its covenants.

The foregoing descriptions of the Merger and the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

On August 28, 2006, VCAT announced the execution of the Merger Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Voting and Other Agreements

Concurrently with entering into the Merger Agreement, IGT entered into voting agreements with certain of VCAT’s officers. These voting agreements provide that the officers will vote their shares, which represented approximately fifteen percent (15%) of VCAT’s outstanding shares of common stock as of August 25, 2006, in favor of the Merger and other transactions provided for in or contemplated by the Merger Agreement and against any inconsistent proposals or transactions. The voting agreements terminate on the earlier of (a) February 21, 2007, or such later date, if any, to which VCAT and IGT extend the outside date specified in the Merger Agreement and (b) the termination of the Merger Agreement by VCAT under certain circumstances.

Also, simultaneously with the execution of the Merger Agreement, certain of VCAT’s officers entered into non-competition agreements with the Surviving Corporation and IGT, which agreements will take effect as of the effective time of the Merger.

On August 25, 2006, the compensation committee of the board of directors of VCAT approved the payment of bonuses to certain executive officers of VCAT in connection with the Merger. The compensation committee provided for bonuses of $225,000, $100,000 and $100,000 to be paid to Greg Shay, Chief Executive Officer and President, Kevin McIntosh, Senior Vice President and Chief Financial Officer, and Javier Saenz, Senior Vice President, Information Systems, respectively. Payment of such bonuses is contingent upon (1) consummation of the Merger and (2) in the case of Mr. Saenz, remaining employed by IGT for a period of twelve months following the date of the Merger Agreement and, in the case of Messrs. Shay and McIntosh, remaining employed by IGT and/or a new consulting entity controlled by certain members of VCAT’s current management team (the “LLC”) for a period of twelve months following the date of the Merger Agreement.

Asset Purchase Agreement and Consulting Services Agreement

On August 25, 2006, the Surviving Corporation and the LLC entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). The Asset Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Surviving Corporation will sell, transfer, assign and deliver to the LLC certain assets used by VCAT in its gaming consulting services division (exclusive of its Mariposa software division) for approximately $4.5 million in secured promissory notes and the assumption by the LLC of certain liabilities (the “Asset Purchase”). The Asset Purchase Agreement includes customary representations and warranties from the LLC and is subject to customary closing conditions. The Asset Purchase Agreement provides that the Asset Purchase will close immediately following the consummation of the Merger.

In connection with the Asset Purchase Agreement, the Surviving Corporation and the LLC entered into a Consulting Services Agreement (the “Consulting Agreement”). The Consulting Agreement provides that the LLC will provide certain consulting services to the Surviving Corporation for an initial term of three years. The Consulting Agreement will take effect on the closing date of the Asset Purchase.

Item 8.01.	Other Events.

On August 28, 2006, VCAT issued a press release announcing the execution of the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, VCAT will file a proxy statement and other relevant documents with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS OF VCAT ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VCAT AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, VCAT, 591 Camino De La Reina, Suite 418, San Diego, California 92108. In addition, documents filed with the SEC by VCAT will be available free of charge at the SEC’s web site at http://www.sec.gov.

VCAT, International Game Technology and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of VCAT with respect to the proposed transaction. Certain directors and executive officers of VCAT may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, or rights to severance or retention payments in connection with the Merger. Additional information regarding VCAT and the interests of its executive officers and directors in the acquisition will be contained in the proxy statement regarding the acquisition that will be filed by VCAT with the SEC in connection with the proposed transaction.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 25, 2006, by and among IGT, Mariposa Acquisition Corp. and Venture Catalyst Incorporated

99.1	Press Release dated August 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2006	VENTURE CATALYST INCORPORATED

	By:	/s/ KEVIN MCINTOSH
Kevin McIntosh Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 25, 2006, by and among IGT, Mariposa Acquisition Corp. and Venture Catalyst Incorporated

99.1	Press Release dated August 28, 2006